Exhibit 24.1
DIRECTORS OF
ACI WORLDWIDE, INC.

POWERS OF ATTORNEY
     We, the undersigned directors of ACI Worldwide, Inc., a Delaware corporation (the “Company”), hereby severally constitute and appoint Philip G. Heasley, Scott W. Behrens and Dennis P. Byrnes, and each of them, our true and lawful attorneys with full power to them, and each of them, with full powers of substitution and resubstitution, to sign for us and in our names in the capacities indicated below, to do any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended (the “Act”), and any rules, regulations and requirements of the U.S. Securities and Exchange Commission (the “Commission”) thereunder, in connection with the registration statement on Form S-3 related to certain securities of the Company, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned to such registration statement under the Act on an appropriate form covering said securities, and any amendments to such registration statement, to be filed with the Commission, and to any and all instruments or documents filed as part of or in connection with such registration statement or any amendments thereto; and the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned directors of the Company have hereunto set their hands as of the 3rd day of March 2009.

Name	Title	Date

/s/ Philip G. Heasley Philip G. Heasley	President, Chief Executive Officer and Director (principal executive officer)	March 3, 2009

/s/ Harlan F. Seymour Harlan F. Seymour	Chairman of the Board and Director	March 3, 2009

/s/ Alfred R. Berkeley Alfred R. Berkeley	Director	March 3, 2009

/s/ Jan H. Suwinski Jan H. Suwinski	Director	March 3, 2009

/s/ John D. Curtis John D. Curtis	Director	March 3, 2009

/s/ John M. Shay Jr. John M. Shay Jr.	Director	March 3, 2009

/s/ James C. McGroddy James C. McGroddy	Director	March 3, 2009

/s/ John E. Stokely John E. Stokely	Director	March 3, 2009